UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2020

SVMK Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SVMK	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On May 7, 2020, SVMK Inc. (“SurveyMonkey,” “the Company”, “we”, “us” or “our”) announced its financial results for the first quarter ended March 31, 2020 by issuing a letter to its shareholders and a press release. Within that announcement, the Company also disclosed that it is withdrawing its previously issued full year 2020 financial outlook due to the economic uncertainties arising from the COVID-19 pandemic. A copy of the letter to our shareholders and the press release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The information furnished in this Item 2.02 and in the accompanying Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter to Shareholders dated May 7, 2020.
99.2	Press Release dated May 7, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVMK Inc.

Dated: May 7, 2020	By:	/S/ Deborah L. Clifford
Deborah L. Clifford Chief Financial Officer